UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2011

Park-Ohio Holdings Corp.

(Exact name of registrant as specified in charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd.

Cleveland, OH 44124

(Address of Principal Executive Offices)

(440) 947-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2011, the Board of Directors of Park-Ohio Holdings Corp. (the “Company”) elected Steven H. Rosen as a new director to fill the vacancy in the class of directors whose terms expire at the Company’s 2013 annual meeting of shareholders. Mr. Rosen will also serve as a member of the Compensation Committee of the Board of Directors.

Mr. Rosen has been engaged in providing acquisition capital to underperforming businesses and companies in bankruptcy for over ten years. Currently, Mr. Rosen serves as the Co-Chief Executive Officer of Resilience Capital Partners, a private equity firm headquartered in Cleveland, Ohio.

As a non-employee director, Mr. Rosen will receive compensation in the same manner as the Company’s other non-employee directors, which compensation was previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary and General Counsel

Dated: November 21, 2011